EXHIBIT 2.4


                                                                  Conformed Copy


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                         SECURITIES PURCHASE AGREEMENT

                             DATED JANUARY 15, 2002

                                  BY AND AMONG

                             U.S. INDUSTRIES, INC.,

                                       &

                         STRATEGIC MEMBERSHIP COMPANY,

                                AS THE SELLERS,

                                      AND

                 CITICORP VENTURE CAPITAL EQUITY PARTNERS, L.P.

                                AS THE PURCHASER



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                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENt dated as of January 15, 2002 by and among U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), STRATEGIC MEMBERSHIP COMPANY, a Delaware corporation ("SMC" and together with USI, the "Sellers"), and CITICORP VENTURE CAPITAL EQUITY PARTNERS, L.P., a Delaware limited partnership (the "Purchaser").

     WHEREAS, the Sellers presently own 157,072 Class A Common Membership Units (the "Common Units") and 177,174 Series A Junior Preferred Membership Units (the "Preferred Units," and together with the Common Units, the "Membership Units") of Strategic Industries, LLC, a Delaware limited liability company ("Strategic"), and are willing to sell all of the Common Units and the Preferred Units, including the right to receive all accrued dividends thereon, for an aggregate purchase price of $250,000, and the Purchaser desires to purchase the Membership Units, on the terms and subject to the conditions set forth in this Agreement;

     Therefore, Intending to be legally bound, and in consideration of the mutual representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                THE TRANSACTION

     1.1. Sale and Purchase of Membership Units. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1.2), USI will cause SMC to sell and transfer to the Purchaser, and SMC will transfer to the Purchaser, and the Purchaser will purchase from the Sellers, for a cash payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Purchase Price") and free and clear of all liens, security interests, restrictions, charges, claims and encumbrances (except for any restrictions under the Securities Purchase and Holders Agreement, dated March 24, 2000 by and among Strategic, Automotive Interior Products LLC, JUSI Holdings, Inc., Citicorp Mezzanine III, L.P. and the Management Investors (as defined therein) (the "Securities Holders Agreement")), the Membership Units.

     1.2. Closing.

     1.2.1. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dechert, 30 Rockefeller Plaza, New York, NY 10112 at 9:30 A.M. (local time) on the date hereof (the "Closing Date").

     1.2.2. Deliveries and Proceedings at Closing.

     1.2.2.1. Deliveries by the Sellers. At the Closing, the Sellers will deliver to the Purchaser the unit certificates representing the Membership Units,



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together with duly executed unit powers transferring ownership of the Membership
Units to the Purchaser.

     1.2.2.1.1. Deliveries by the Purchaser. At the Closing, the Purchaser will deliver to the Sellers the Purchase Price in immediately available funds, to an account designated by the Sellers in writing not less than two days prior to Closing.


                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Each Seller hereby jointly and severally represents and warrants to the Purchaser as follows:

     2.1. Membership Unit Ownership; Authority to Transfer. The Sellers own the Membership Units of record and beneficially, free and clear of any pledge, lien, encumbrance, equity, voting trust, security interest or claim of any kind or character, except for the lien in favor of certain creditors for borrowed money of USI which lien will be released upon consummation of the Closing and for any restrictions under the Securities Holders Agreement. The Sellers have full legal right, power and authority to transfer the Membership Units and to enter into this Agreement and to perform their respective obligations hereunder. The delivery of unit certificates for the Membership Units and related unit powers will transfer valid title to the Purchaser, free and clear of all pledges, liens, encumbrances, equities, voting trusts, security interests, options and claims.

     2.2. Organization, No Conflict. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full legal right, power and authority to enter into this Agreement and perform its respective obligations hereunder. The transactions contemplated by this Agreement will not conflict with, result in any breach of any provision of or constitute a default under any material agreement, obligation or other instrument to which such Seller is a party or by which it is bound, conflict with any law, rule or regulation, order, judgment or decree that applies to or to which such Seller is subject, or require the consent of any third party (other than lender consents that have already been obtained and are currently effective).

     2.3. Authority Relative to this Agreement. Each Seller has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the other agreements and instruments to be executed in connection herewith and the consummation of the transactions contemplated hereby by such Seller have been duly and validly authorized by all required action on the part of such Seller, and no other proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement has been duly authorized, executed and delivered by the Purchaser, constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,


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moratorium and similar laws affecting creditors' rights and remedies generally.
As of the Closing, the other agreements and instruments contemplated hereby will have been duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by such other parties thereto, will constitute valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms.


                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants as follows:

     3.1. Organization, No Conflict. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full legal right, power and authority to enter into this Agreement and perform its obligations hereunder. The transactions contemplated by this Agreement will not conflict with, result in any breach of any provision of or constitute a default under any material agreement, obligation or other instrument to which the Purchaser is a party or by which it is bound, conflict with any law, rule or regulation, order, judgment or decree that applies to or to which the Purchaser is subject, or require any consent of any third party.

     3.2. Authority Relative to this Agreement. The Purchaser has all requisite limited partnership authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and instruments to be executed by the Purchaser in connection herewith and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required limited partnership action, as applicable, on the part of the Purchaser, and no other limited partnership proceedings, as applicable, on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers, constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. As of the Closing, the other agreements and instruments contemplated hereby will have been duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by such other parties thereto, will constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms.


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                                   ARTICLE 4
                   CONDITIONS OF CLOSING AS TO THE PURCHASER

     The obligations of the Purchaser hereunder are subject to the fulfillment prior to or at the Closing of the following conditions:

     4.1. USI Consents. USI and its subsidiaries shall have received a consent and agreement from USI's senior lenders in the form attached as Exhibit A hereto (the "USI Consent and Agreement").

     4.2. Opinion. USI shall have received an opinion of its outside financial advisor in the form attached as Exhibit C hereto (the "Opinion").

     4.3. Closing Deliveries. The relevant parties shall have made all the deliveries to the Purchaser required by Section 1.2 hereof.


                                   ARTICLE 5
                    CONDITIONS OF CLOSING AS TO THE SELLERS

     The obligations of the Sellers hereunder are subject to the fulfillment prior to or at the Closing of the following conditions:

     5.1. USI Consents. USI and its subsidiaries shall have received the USI Consent and Agreement.

     5.2. Opinion. USI shall have received the Opinion.

     5.3. Closing Deliveries. The relevant parties shall have made all the deliveries to the Sellers required by Section 1.2 hereof.


                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1. Indemnification. Following the Closing, the Sellers shall jointly and severally indemnify and defend the Purchaser and each of its respective directors, officers and employees and shall hold each of them harmless from and against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement in connection with any claim, action, suit or proceeding (the "Indemnifiable Claim"), which arises out of any misrepresentation or breach of any representation or warranty made by the Sellers in this Agreement and will pay as incurred and reimburse all expenses, including reasonable attorneys' fees, of the Purchaser incurred in connection with such Indemnifiable Claim or in enforcing the indemnity provided for in this Agreement. Following the Closing, the Purchaser shall indemnify and defend the Sellers and each of their respective directors, officers and employees and shall hold each of them harmless from and against any Indemnifiable Claim which arises out of any misrepresentation or breach of any representation or warranty made by the Purchaser in this


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Agreement, and will pay as incurred and reimburse all expenses, including reasonable attorneys' fees, of the Sellers incurred in connection with such Indemnifiable Claim or in enforcing the indemnity provided for in this Agreement.

     6.2. Nature and Survival of Representations. All representations, warranties and agreements shall survive the Closing hereunder.

     6.3. Further Assurances. Each party hereto shall, from and after the Closing, execute and deliver such documents and perform such acts as may be reasonably necessary or appropriate to cause the satisfactory completion and consummation of the transactions contemplated by this Agreement.

     6.4. Costs. Each party hereto shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     6.5. Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing duly signed by the parties hereto.

     6.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     6.7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     6.8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or telexed or three days after being mailed by registered or certified mail (return receipt requested), postage prepaid, and one business day after deposited with an overnight courier service if delivered by overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):


     (a)  if to the Sellers, to:

          c/o U.S. Industries, Inc.
          101 Wood Avenue South
          Iselin, New Jersey  08830
          Attention: General Counsel
          Telecopy:  (732) 767-2208


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(b)       if to the Purchaser, to:

          Citicorp Venture Capital Equity Partners, L.P.
          3999 Park Avenue, 14th Floor
          New York, NY  10043
          Attention:
          Telecopy:  (212) 888-2940

          with a required copy to:

          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, Pennsylvania 19103-2793
          Attention:  John D. LaRocca, Esq.
          Telecopy:   (215) 994-2222

     6.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     6.10. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     6.11. Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party or parties hereto that, except as may be required to comply with the requirements of any applicable laws or the rules and regulations of any stock exchange upon which the securities of one of the parties (or its affiliate) is listed, in which case the party making the release or announcement shall provide a copy of such release or announcement 24 hours in advance to the other parties, no press release or announcement with respect to the transactions contemplated by this Agreement shall be issued by any party to this Agreement prior to the Closing without the advance consent of the other parties.

     6.12. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning interpretation of this Agreement.

     6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     6.14. Facsimiles. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall claim that this Agreement is invalid, not binding or unenforceable based upon the use of a facsimile machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, and each such party forever waives any such claim or defense.

     6.15. Integrated Transaction. The parties agree that the purchase of Membership Units under this Agreement is conditioned upon the consummation of the transactions contemplated by the Securities Purchase Agreement dated as of the date hereof by and among Strategic, certain subsidiaries of Strategic and USI and certain subsidiaries of USI and, for avoidance of doubt, the parties acknowledge and agree that the acquisition of securities under such agreement and the acquisition of the Membership Units under this Agreement was negotiated and consummated as an integrated transaction, and not as separate and distinct transactions, and should in all events be construed as an integrated transaction.



                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed by its duly authorized officers as of the date first above written.


                                          U.S. INDUSTRIES, Inc.


                                          By: /s/ Steven Barre
                                              ----------------------------------
                                              Title: Vice President & Secretary



                                          STRATEGIC MEMBERSHIP COMPANY


                                          By: /s/ Steven Barre
                                              ----------------------------------
                                              Title: Vice President & Secretary



                                          CITICORP VENTURE CAPITAL EQUITY
                                              PARTNERS, L.P.


                                          By:  CVC Partners, LLC
                                          Its:  General Partner


                                          By: /s/ Michael Bradley
                                              ----------------------------------
                                              Title:  Authorized Person










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